Exhibit 99.1

MTECH ACQUISITION CORP.

BALANCE SHEET

	February 1,	Pro Forma
	2017	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$709,508	$—	$709,508
Prepaid expenses	91,300	—	91,300
Total Current Assets	800,808	—	800,808

Cash held in Trust Account	50,000,076	7,500,000	57,500,076
Total Assets	$50,800,884	$7,500,000	$58,300,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,139	$—	$13,139
Advances from related party	175,000	—	175,000
Total Current Liabilities	188,139	—	188,139

Commitments

Common stock subject to possible redemption, 4,561,267 and 5,311,267 shares at redemption value	45,612,740	7,500,000	53,112,740

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 663,733 and 682,483 shares issued and outstanding (excluding 4,561,267 and 5,311,267 shares subject to possible redemption)	66	2	68
Class B Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144		144
Additional paid-in capital	5,001,372	(2)	5,001,370
Accumulated deficit	(1,577)	—	(1,577)
Total Stockholders’ Equity	5,000,005	—	5,000,005
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,800,884	$7,500,000	$58,300,884